October 18, 2007

Mr. David A Gillespie
President
H2Diesel Holdings, Inc
11111 Katy Freeway suite 910
Houston, TX 77079

Dear Dave:

This letter serves as notice that I will be resigning my position as Chief Financial Officer at H2Diesel Holdings, Inc. effective at midnight on Friday October 19, 2007. I have made this decision for purely family and personal reasons. My decision is in no way based on a change in my view of the Company’s circumstances, or on any information that I have obtained in my role as CFO. In fact, I remain enthusiastic about H2Diesel’s prospects. Unfortunately, my current situation requires me to takes this action.

Sincerely,

/s/ Michael A Burstein